UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2017
PepsiCo, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Anderson Hill Road
Purchase, New York 10577
(Address of principal executive offices)
Registrant’s telephone number, including area code: (914) 253-2000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 14, 2017, the Board of Directors of PepsiCo, Inc. (“PepsiCo”) approved the following executive appointments, effective September 1, 2017:

•
Ramon Laguarta, 53, was appointed President of PepsiCo. In this role, Mr. Laguarta will have responsibility for PepsiCo’s global category groups, global operations, corporate strategy, public policy & government affairs functions, and the PepsiCo foundation. Operationally, he will work closely with Mehmood Khan, Vice Chairman and Chief Scientific Officer, to drive category innovation and progress against PepsiCo’s sustainability goals. Mr. Laguarta has served as the Chief Executive Officer, Europe Sub-Saharan Africa (“ESSA”) since January 2015, and previously was PepsiCo Europe’s President of Developing and Emerging Markets. Mr. Laguarta joined PepsiCo in January 1996, serving in a number of leadership roles, including President, PepsiCo Eastern Europe Region, Commercial Vice President of PepsiCo Europe, General Manager for Iberia Snacks and Juices, and General Manager for Greece Snacks.

•
Laxman Narasimhan, 50, was appointed Chief Executive Officer, Latin America (“LATAM”) and ESSA. In this role, Mr. Narasimhan will oversee PepsiCo’s food and beverage businesses across both geographies. Mr. Narasimhan has served as Chief Executive Officer, LATAM since July 2015. Prior to becoming Chief Executive Officer, LATAM, he was Chief Executive Officer, Latin America Foods and previously served as Senior Vice President and Chief Financial Officer, PepsiCo Americas Foods. Mr. Narasimhan joined PepsiCo in September 2012 from McKinsey & Company, where he served 19 years in a variety of positions, including as a senior partner and co-leader of the global consumer and shopper insights practice.

Messrs. Laguarta and Narasimhan will continue to report to Indra Nooyi, PepsiCo’s Chairman of the Board and Chief Executive Officer.
In connection with the appointments of Messrs. Laguarta and Narasimhan, the Compensation Committee of PepsiCo’s Board of Directors set the annual base salary of each executive at $900,000. The 2017 annual incentive target of each executive will remain 150% of base salary with the payout determined by achievement of PepsiCo’s pre-established performance goals, and Messrs. Laguarta and Narasimhan will continue to be eligible to participate in PepsiCo’s long-term incentive program. In addition, Mr. Laguarta was credited service under the PepsiCo International Retirement Plan commencing on his hire date in lieu of end-of-service benefits under his current Spanish employment terms that he will cease to be eligible for upon his relocation to the U.S.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date:	July 20, 2017	By:	/s/ Cynthia Nastanski
		Name:	Cynthia Nastanski
		Title:	Senior Vice President, Corporate Law and Deputy Corporate Secretary